UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

THARIMMUNE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

THARIMMUNE, INC.

34 Shrewsbury Ave, Suite 1C

Red Bank, NJ, 07701

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER __, 2025

Dear Stockholders:

You are cordially invited to attend the 2025 special meeting of stockholders (the “Special Meeting”) of Tharimmune, Inc. (the “Company,” “we,” “us,” or “our”) to consider and act upon the following matters:

1. A proposal to give our board of directors the authority, at its discretion, to file an amendment to our certificate of incorporation, as amended (the “Certificate of Incorporation”) to increase the total number of shares of the Common Stock authorized for issuance thereunder from 250,000,000 shares to an amount between 500,000,000 shares and 1,000,000,000 shares with the exact amount of the common share increase to be selected by our board of directors in its discretion and to be effected, if at all, in the sole discretion of our board of directors at any time following stockholder approval of the amendment to our Certificate of Incorporation and before October __, 2026 without further approval or authorization of our stockholders (the “Authorized Share Increase Proposal”);

2. To approve an amendment to the Tharimmune, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan (the “2023 Plan”) to increase the number of shares of common stock reserved for issuance thereunder to 2,000,000 shares from 792,602 shares (the “Plan Amendment”);

3. To seek authorization to issue securities in one or more non-public offerings in accordance with Nasdaq Marketplace Rules 5635(a) and 5635(d); and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Company’s Board of Directors has fixed the close of business on August __, 2025 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance of the Special Meeting to our stockholders. Registration and seating will begin at 8:30 a.m. EST. Shares of common stock can be voted at the Special Meeting only if the holder thereof is present in person or by valid proxy.

For admission to the Special Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting, If you do not plan on attending the Special Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Special Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Special Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on October __, 2025 at 9:00 a.m. EDT at 34 Shrewsbury Ave, Suite 1C, Red Bank, NJ, 07701.

The proxy statement and annual report to stockholders are available at

www.annualgeneralmeetings.com/tharsp2025

By the Order of the Board of Directors

/s/ Vincent LoPriore
Vincent LoPriore
Executive Chairman of the Board of Directors

Dated: , 2025

Whether or not you expect to attend the Special Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Special Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if your desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

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THARIMMUNE, INC.

34 Shrewsbury Ave, Suite 1C

Red Bank, NJ, 07701

PROXY STATEMENT FOR THE

2025 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER __, 2025

The Board of Directors (the “Board” or “Board of Directors”) of Tharimmune, Inc. (“Tharimmune” or the “Company”) is soliciting your proxy to vote at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 34 Shrewsbury Ave, Suite 1C, Red Bank, NJ, 07701, on October __, 2025, at 9:00 a.m. EDT, including at any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.

We intend to begin mailing this proxy statement and the attached notice of the Special Meeting, the enclosed proxy card, on or about September __, 2025 to all stockholders of record entitled to vote at the Special Meeting. Only stockholders who owned our common stock on August __, 2025 are entitled to vote at the Special Meeting

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By completing, signing and returning the accompanying proxy card, you are designating Sireesh Appajosyula, our Chief Executive Officer, as your proxy for the Special Meeting and you are authorizing Mr. Appajosyula to vote your shares at the Special Meeting as you have instructed on the proxy card. This way, your shares will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Special Meeting.

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the U.S. Securities and Exchange Commission (“SEC”) to give you when we ask you to sign a proxy card designating Mr. Appajosyula as proxy to vote on your behalf.

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Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes information related to your vote at the Special Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Special Meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card via mail or fax or vote over the Internet.

We intend to begin mailing this proxy statement, the attached notice of Special Meeting, and the enclosed proxy card, on or about September __, 2025 to all stockholders of record entitled to vote at the Special Meeting. Only stockholders who owned our common stock on August __, 205 are entitled to vote at the Special Meeting.

What Does it Mean if I Receive More than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

How do I attend the Special Meeting?

The Special Meeting will be held on October __, 2025, at 9:00 a.m. EDT at 34 Shrewsbury Ave, Suite 1C, Red Bank, NJ, 07701. Information on how to vote in person at the Special Meeting is discussed below.

Who May Attend the Special Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Special Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date (as defined herein).

Who is Entitled to Vote?

The Board has fixed the close of business on August __, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. On the Record Date, there were ____ shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Special Meeting.

What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?

If your shares are registered in your name with our transfer agent, Pacific Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

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What am I Voting on?

There are three matters scheduled for a vote:

1. A proposal to give our board of directors the authority, at its discretion, to file an amendment to our certificate of incorporation, as amended (the “Certificate of Incorporation”) to increase the total number of shares of the Common Stock authorized for issuance thereunder from 250,000,000 shares to an amount between 500,000,000 shares and 1,000,000,000 shares with the exact amount of the common share increase ratio to be selected by our board of directors in its discretion and to be effected, if at all, in the sole discretion of our board of directors at any time following stockholder approval of the amendment to our Certificate of Incorporation and before October __, 2026 without further approval or authorization of our stockholders (the “Authorized Share Increase Proposal”);

2. To approve an amendment to the Tharimmune, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan (the “2023 Plan”) to increase the number of shares of common stock reserved for issuance thereunder to 2,000,000 shares from 792,602 shares (the “Plan Amendment”); and

3. To seek authorization to issue securities in one or more non-public offerings in accordance with Nasdaq Marketplace Rules 5635(a) and 5635(d) (the “Future Offerings Proposal”).

What if another matter is properly brought before the Special Meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the person named in the accompanying proxy to vote on those matters in accordance with his best judgment.

How Do I Vote?

Stockholders of Record

For your convenience, record holders of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your proxy card.

2.	Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Attend and vote at the Special Meeting.

Beneficial Owners of Shares Held in Street Name

For your convenience, beneficial owners of our common stock have three methods of voting:

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.

2.	Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).

3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Special Meeting.

If you vote by Internet, please DO NOT mail your proxy card.

All shares entitled to vote and represented by a properly completed and executed proxy received before the Special Meeting and not revoked will be voted at the Special Meeting as instructed in a proxy delivered before the Special Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Special Meeting and on all matters incident to the conduct of the Special Meeting. If you are a registered stockholder and attend the Special Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Special Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

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We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.

Is My Vote Confidential?

Yes, your vote is confidential. Only the inspector of election, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

What Constitutes a Quorum?

To carry on business at the Special Meeting, we must have a quorum. A quorum is present when one-third of the shares entitled to vote as of the Record Date, are represented in person or by proxy. Thus______ shares must be represented in person or by proxy to have a quorum at the Special Meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Special Meeting. If there is not a quorum at the Special Meeting, the chairperson of the Special Meeting may adjourn the Special Meeting.

How Will my Shares be Voted if I Give No Specific Instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the approval of the Authorized Share Increase Proposal;

2.	“FOR” the approval of the Plan Amendment; and

3.	“FOR” the approval of the Future Offerings Proposal;

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Special Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxy.

If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.

How are Votes Counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, votes “FOR” and “AGAINST,” abstentions and broker non-votes.

What is a Broker Non-Vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker may vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Special Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.

Brokers cannot use discretionary authority to vote shares on the Plan Amendment or the Future Offerings Proposal if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.

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What is an Abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Delaware law, abstentions are counted as shares present and entitled to vote at the Special Meeting. However, our Bylaws provide that an action of our stockholders (other than the election of directors) is only approved if a majority of the number of shares of stock present and entitled to vote thereat vote in favor of such action.

How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required
Approval of the Authorized Share Increase Proposal	A majority of the votes entitled to vote thereon and present at the Special Meeting

Approval of the Plan Amendment	A majority of the votes entitled to vote thereon and present at the Special Meeting.

Approval of the Future Offerings Proposal	A majority of the votes entitled to vote thereon and present at the Special Meeting.

What Are the Voting Procedures?

In voting by proxy with regard to proposals at the Special Meeting, you may vote “for,” “against” or “abstain” for each proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is My Proxy Revocable?

You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Secretary of Tharimmune, Inc. by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Special Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Tharimmune, Inc., 34 Shrewsbury Ave, Suite 1C, Red Bank, NJ, 07701. Your most current proxy card or Internet proxy is the one that will be counted.

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

Do I Have Dissenters’ Rights of Appraisal?

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Special Meeting.

How can I Find out the Results of the Voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Special Meeting?

Members of the Board and executive officers of Tharimmune do not have any interest in Proposal 1, the Authorized Share Increase Proposal and Proposal 3, the Future Offerings Proposal. Members of the Board have an interest in Proposal 2, the approval of the Plan Amendment.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the Record Date by:

●	each of our named executive officers;
●	each of our directors and director nominees;
●	all of our current directors and named executive officers as a group; and
●	each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of the Record Date, pursuant to the exercise of options or warrants, vesting of common stock or conversion of preferred stock or convertible debt, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on _______ shares of common stock outstanding as of the Record Date.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Tharimmune, Inc., 34 Shrewsbury Ave, Suite 1C. Red Bank, NJ, 07701.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage
Directors and Named Executive Officers:
Sireesh Appajosyula	200,443	(1)	3.32%
Sanam Parikh	26,770	(2)	*
Vincent LoPriore	1,121,770	(3)	18.45%
Clay Kahler	25,000	(4)	*
Gary Stetz	126,351	(5)	2.13%
James Gordon Liddy	25,000	(6)	*
Nancy Davis	25,000	(7)	*
All Named Executive Officers and Directors as a Group (7 persons)	1,550,334		25.61%

5% or Greater Stockholders:
Gravitas Capital LP	1,071,770	(8)	17.77%
Evelyn Rickel Trust FBO Kenneth D. Rickel	885,644	(9)	14.32%
David Clarke	783,842	(10)	12.79%
SDS Capital Partners II, LLC	485,890	(11)	8.00%
GSB Holdings, Inc.	418,799	(12)	6.99%
Brightforge Management, LLC	310,910	(13)	5.25%

Represents less than 1%

(1)	Represents (i) 61,564 shares of common stock held directly by Mr. Appajosyula; (ii) 2,593 shares of common stock held by Highpoint Pharmaceuticals, LLC; (iii) 21 shares of common stock held by Channel BioConsulting LLC; and (iv) 136,265 shares of common stock issuable upon exercise of options held directly by Mr. Appajosyula. Excludes 45,000 shares of common stock issuable upon exercise of options which are subject to vesting and warrants to purchase up to 91,209 shares of common stock. Sireesh Appajosyula is the Managing Member of each of Highpoint Pharmaceuticals LLC and Channel BioConsulting LLC and in such capacity has the right to vote and dispose of the securities held by such entities. The address of Highpoint Pharmaceuticals LLC is 16192 Coastal Highway, Lewes, DE 19958. The address of Channel BioConsulting LLC is 2 Linden Court, Holmdel, NJ 07733.

(2)	Represents (i) 1,770 shares of common stock; and (ii) 25,000 shares of common stock issuable upon exercise of options. Excludes 25,000 shares of common stock issuable upon exercise of options which are subject to vesting.

(3)	Represents (i) 944,420 shares of common stock held by Gravitas Capital LP; (ii) warrants to purchase up to 127,350 shares of common stock held by Gravitas Capital LP; and (iii) 50,000 shares of common stock issuable upon exercise of options held directly by Mr. LoPriore. Excludes 50,000 shares of common stock issuable upon exercise of options which are subject to vesting held directly by Mr. LoPriore and warrants to purchase up to 506,756 shares of common stock held by Gravitas Capital LP which are not exercisable until January 25, 2026. Vincent LoPriore is the Managing Member of Gravitas Capital LP and in such capacity has the right to vote and dispose of the securities held by such entity. The address of Gravitas Capital LP is 34 Shrewsbury Ave, Red Bank, NJ, 07701.

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(4)	Represents (i) 25,000 shares of common stock issuable upon exercise of options. Excludes 25,000 shares of common stock issuable upon exercise of options which are subject to vesting.

(5)	Represents (i) 101,351 shares of common stock held by Stetz Belgiovine CPA 401K F/B/O Gary S. Stetz; and (iii) 25,000 shares of common stock issuable upon exercise of options held directly by Mr. Stetz. Excludes 25,000 shares of common stock issuable upon exercise of options which are subject to vesting held directly by Mr. Stetz and warrants to purchase up to 152,026 shares of common stock held by Stetz Belgiovine CPA 401K F/B/O Gary S. Stetz which are not exercisable until January 25, 2026. Gary S. Stetz is the trustee of Stetz Belgiovine CPA 401K F/B/O Gary S. Stetz and in such capacity has the right to vote and dispose of the securities held by such entity. The address of Stetz Belgiovine CPA 401K F/B/O Gary S. Stetz is 155 Pompton Ave, Suite 204, Verona, NJ 07044.

(6)	Represents (i) 25,000 shares of common stock issuable upon exercise of options. Excludes 25,000 shares of common stock issuable upon exercise of options which are subject to vesting.

(7)	Represents (i) 25,000 shares of common stock issuable upon exercise of options. Excludes 25,000 shares of common stock issuable upon exercise of options which are subject to vesting.
(8)	Represents (i) 944,420 shares of common stock held by Gravitas Capital LP and (ii) warrants to purchase up to 231,810 shares of common stock held by Gravitas Capital LP. Excludes warrants to purchase up to 506,756 shares of common stock held by Gravitas Capital LP which are not exercisable until January 25, 2026. Vincent LoPriore is the Managing Member of Gravitas Capital LP and in such capacity has the right to vote and dispose of the securities held by such entity. The address of Gravitas Capital LP is 34 Shrewsbury Ave, Red Bank, NJ, 07701.
(9)	Represents (i) 603,000 shares of common stock and (ii) pre-funded warrants to purchase up to 282,644 shares of common stock. Excludes warrants to purchase up to 1,066,666 shares of common stock which are not exercisable until January 25, 2026. Kenneth Rickel is the President with voting and dispositive power of the securities held by Evelyn Rickel Trust FBO Kenneth D. Rickel. The address is 190 N Canon Drive, Beverly Hills CA 90210.

(10)	Represents (i) 174,978 shares of common stock held directly by Mr. Clarke; (ii) 335,506 shares of common stock held by GSB Holdings, Inc.; (iii) 47,596 shares of common stock held by Bounty Hunter LLC; (iv) 79,114 shares of common stock issuable upon exercise of pre-funded warrants held directly by Mr. Clarke; (v) warrants to purchase up to 39,557 shares of common stock held directly by Mr. Clarke; (vi) warrants to purchase up to 83,293 shares of common stock held by GSB Holdings, Inc.; and (vii) warrants to purchase up to 23,798 shares of common stock held by Bounty Hunter LLC. Excludes warrants to purchase up to 139,978 shares of common stock held directly by Mr. Clarke and warrants to purchase up to 253,378 shares of common stock held by GSB Holdings, Inc., which warrants are not exercisable until January 25, 2026 David Clarke is the Chief Executive Officer and natural person with voting and dispositive power of the securities held by GSB Holdings Inc. The address is c/o GSB Holdings Inc., 14179 Laurel Trail, Wellington, FL 33414. David Clarke’s spouse, Leslie M. Clarke, is the managing member and natural person with voting and dispositive power of the securities held by Bounty Hunter LLC. The address is c/o Bounty Hunter LLC, 14179 Laurel Trail, Wellington, FL 33414.

(11)

Represents (i) 315,881 shares of common stock; (ii) pre-funded warrants to purchase up to 103,490 shares of common stock; and (iii) 66,519 shares of common stock issuable upon exercise of options. Excludes warrants to purchase up to 334,348 shares of common stock which are not exercisable until January 25, 2026. Steve Derby is the managing member with voting and dispositive power of the securities held by SDS Capital Partners II, LLC. The address is 13809 Research Blvd, Suite 500-92505, Austin, TX 78750.

(12)	Represents (ii) 335,506 shares of common stock held by GSB Holdings, Inc.;and (ii) warrants to purchase up to 83,293 shares of common stock held by GSB Holdings, Inc. Excludes warrants to purchase up to 253,378 shares of common stock held by GSB Holdings, Inc., which warrants are not exercisable until January 25, 2026 David Clarke is the Chief Executive Officer and natural person with voting and dispositive power of the securities held by GSB Holdings Inc. The address is c/o GSB Holdings Inc., 14179 Laurel Trail, Wellington, FL 33414.

(13)	Represents (i) 295,087 shares of common stock; and (ii) 15,823 shares of common stock issuable upon exercise of options. Excludes warrants to purchase up to 288,778 shares of common stock which are not exercisable until January 25, 2026. Darin G Clay is the Managing Member and natural person with voting and dispositive power of the securities held by BrightForge Management, LLC. The address is c/o BrightForge Management, LLC, 1515 N 1200 E, Lehi, UT 84043.

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PROPOSAL 1

APPROVAL OF THE AUTHORIZED SHARE INCREASE PROPOSAL

Introduction

Our Certificate of Incorporation currently authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of “blank check” preferred stock.

On August 28, 2025, our Board approved an amendment to our Certificate of Incorporation to increase our authorized common stock (the “Authorized Share Increase”). If approved by the stockholders as proposed, the board of directors would have the sole discretion to effect the Authorized Share Increase, if at all, within one (1) year of the date the proposal is approved by stockholders and to fix the specific size of the increase within a range of 500,000,000 shares to a maximum of 1,000,000,000 shares. The board of directors has the discretion to abandon the amendment and not implement the Reverse Stock Split. We believe that enabling the board of directors to fix the specific amount of the Authorized Shares Increase within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

In fixing the size of the Authorized Share Increase, the board of directors may consider, among other things, factors such as: potential financing opportunities; and prevailing general market and economic conditions.

The Authorized Share Increase, if approved by our shareholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the Authorized Share Increase if, at any time prior to the effectiveness of the filing of the amendment with the Delaware Secretary of State, the board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Certificate of Incorporation to affect the Authorized Share Increase is attached as Appendix A to this Proxy Statement (the “Certificate of Amendment”).

Reasons for the Increase in Authorized Common Shares Amendment

Our Board has determined that the Authorized Share Increase to be effectuated pursuant to the filing of the Certificate of Amendment with the Delaware Secretary of State is in the best interests of the Company as the availability of additional authorized shares of common stock is required for several reasons including, but not limited to, the additional flexibility to issue common stock for a variety of general corporate purposes as the board of directors may determine to be desirable including, without limitation, future financings, investment opportunities, acquisitions, or other distributions and stock splits (including splits effected through the declaration of stock dividends).

Under our Certificate of Incorporation, we are authorized to issue 250,000,000 shares of Common Stock.

As of the Record Date, we had 5,506,441 shares of Common Stock outstanding. In addition, as of the Record Date:

●	5,256,623 shares of our Common Stock were reserved for issuance upon exercise of our outstanding warrants (this includes 469,197 in pre-funded warrants and warrants to purchase up to 4,252,680 shares of common stock not currently exercisable;

●	757,206 shares of our Common Stock were reserved for issuance upon exercise of outstanding options under our equity incentive plans, of which 257,500 are not currently vested.

●	no shares of our Common Stock were reserved for future option grant under our equity incentive plans.

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Based upon the foregoing number of outstanding and reserved shares of our common stock, we have _________ shares of common stock remaining available for other purposes. Our working capital requirements are significant and may require us to raise additional capital through additional equity financings in the future.

If we issue additional shares of common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of common stock is not being proposed in response to any known threat to acquire control of the Company.

Effects of the Authorized Share Increase

Following the filing of the Certificate of Amendment with the Delaware Secretary of State of the State of Delaware, we will have the authority to issue up to 500,000,000 to 1,000,000,000 shares of our common stock, with the exact amount to be determined by our board of directors at the time of filing the Certificate of Amendment. These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash or for any other purpose that is deemed in the best interests of the Company.

In addition, the Authorized Share Increase could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. If we issue additional shares of our common stock or other securities convertible into shares of our common stock in the future, it could dilute the voting rights of existing stockholders and could also dilute earnings per share and book value per share of existing stockholders. The increase in authorized number of our common stock could also discourage or hinder efforts by other parties to obtain control of the Company, thereby having an anti-takeover effect. The increase in authorized number of shares of our common stock is not being proposed in response to any known threat to acquire control of the Company.

The Authorized Share Increase will not change the number of shares of our common stock issued and outstanding, nor will it have any immediate dilutive effect or change the rights of current holders of our common stock.

Procedure for Implementing the Authorized Share Increase

If our stockholders approve this proposal, and if our Board determines that it is in our best interest and the best interests of our stockholders to proceed with the Authorized Share Increase, we will file the Certificate of Amendment with the Delaware Secretary of State to effectuate the Authorized Share Increase (in the size determined by our Board). The Authorized Share Increase will become effective upon the filing of the Certificate of Amendment or such later time as specified in the filing with the Delaware Secretary of State. The form of the Certificate of Amendment is attached hereto as Appendix A. The exact timing of the filing of the Certificate of Amendment will be determined by our Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders.

Dissenters’ Rights

Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Special Meeting.

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Special Meeting or represented by proxy and entitled to vote at the Special Meeting is required to approve the Authorized Share Increase.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE AUTHORIZED SHARE INCREASE.

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PROPOSAL 2

APPROVAL OF THE PLAN AMENDMENT

Introduction

On October 23, 2023 we adopted the 2023 Omnibus Equity Incentive Plan, and authorized the reservation of 104,000 shares of common stock for future issuances under the plan. The Plan provides that the Company may grant options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards or any combination of the foregoing. On May 14, 2024, we held our 2024 annual meeting of stockholders, and the shareholders approved to amend the Company’s 2023 Omnibus Equity Incentive Plan to (i) increase the number of shares of common stock that may be issued under such plan to 166,666 shares and (ii) add an “evergreen” provision to automatically increase the number of shares of our common stock available under the 2023 Plan on January 1st of each year, beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten-year term of the Plan, equal to the lesser of (A) five percent (5%) of the shares of Common Stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (B) such lesser number of shares of Common Stock as determined by the Board.

On June 10, 2025 (the “Effective Date”), we held our 2025 annual meeting of stockholders, and the shareholders approved to amend our 2023 Omnibus Equity Incentive Plan (as amended, the “2023 Plan”) to increase the number of shares of common stock that may be issued under such plan to 792,602 shares On August 28, 2025, our Compensation Committee recommended and our Board approved an amendment to our 2023 Plan to increase the number of shares of common stock reserved for issuance thereunder from 792,602 shares to 2,000,000 shares, an increase of 1,207,398 shares.

We are seeking shareholder approval to amend our 2023 Plan to increase the number of shares of common stock available for issuance to 2,000,000 shares so that the Company can continue to provide equity-based compensation as approved by our Compensation Committee.

The proposed form of amendment to our 2023 Plan is attached as Appendix B to this Proxy Statement.

The following table sets forth, as of the Record Date, the approximate number of each class of participants eligible to participate in the 2023 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	3
Directors	7

Reasons for the Amendment to our 2023 Plan

As of the Record Date, 792,602 shares of common stock were reserved for issuance under the 2023 Plan of which no shares of common stock remain available for issuance. We are seeking shareholder approval to amend our 2023 Plan to increase the number of shares of common stock issuable thereunder to 1,000,000 shares. As noted above, if our shareholders do not approve the amendment, we anticipate that there will not be sufficient shares available under our 2023 Plan for continued equity awards to our employees and non-employee directors over the next year. This would result in the loss of an important compensation tool aligned with shareholder interests to attract, motivate and retain highly qualified talent.

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We recognize the dilutive impact of our equity compensation program on our shareholders and continuously strive to balance this concern with the competition for talent in the competitive business environment and talent market, as well as the current market conditions, in which we operate. In determining the appropriate number of shares to request and add to the pool of shares available for issuance pursuant to the amendment, our Board and Compensation Committee worked with management to evaluate a number of factors, and carefully considered (i) the potential dilutive impact on shareholders, (ii) our historical run rate and overhang, (iii) the number of shares remaining available for issuance, (iv) forecasted grants, (v) the realities of equity awards being a key component of designing competitive compensation packages necessary for attracting and retaining key talent in a competitive medical devices marketplace, (vi) our strategic growth plans, and (vii) the interests of our shareholders.

We anticipate the additional shares requested under the amendment, plus the remaining shares that are available for issuance under the 2023 Plan, to be sufficient for a period of one year.

Our 2023 Plan is designed to attract and retain non-employee directors and employees and reward them for making contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under 2023 Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and align a portion of their compensation with the shareholders. Shareholder approval of this proposal will enable us to continue to grant equity awards to our employees and non-employee directors at levels determined by our Compensation Committee and Board to be necessary to attract, retain and motivate the individuals who will be critical to our success in achieving our business objectives and thereby creating greater value for our shareholders. In addition to the crucial role, we believe such grants play in attracting and retaining talented individuals, we believe that the equity compensation granted under our 2023 Plan also serves the important function of aligning the interests of participants with those of our shareholders and focusing such participants on the long-term growth of the Company.

Dilution, Stock Available and Historical Stock Usage

Dilution. Subject to shareholder approval of the Plan Amendment, the number of shares of common stock that will be reserved for issuance pursuant to awards granted under the 2023 Plan shall be 2,000,000 shares, which represents approximately [  ]% of the Company’s issued and outstanding shares of the Company’s common stock on a fully diluted basis as of the Record Date. The Board believes that this number of shares of common stock constitutes reasonable potential equity dilution and provides a significant incentive for employees and service providers to increase the value of the Company for all shareholders. The closing trading price of each share of Company common stock as of the Record Date was $[  ].

As of the Record Date, we had: (i) _____________ shares of common stock; (ii) 499,706 vested stock options outstanding with a weighted average exercise price of $16.56 per share; (iii) 257,500 unvested stock options outstanding, with a weighted average exercise price of $1.33 per share; (iv) 469,197 pre-funded warrants to purchase common stock outstanding, with a weighted average exercise price of $0.001 per share, and (v) 4,787,426 warrants to purchase common stock outstanding, with a weighted average exercise price of $2.181 per share. The additional shares of Company’s common stock available under the 2023 Plan would represent an additional potential equity dilution of approximately [  ] %.

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2023 Plan as amended by the Proposed Amendment will be equal to the sum of (i) 2,000,000 shares of common stock, plus (ii) the number of shares of Common Stock underlying forfeited Prior Plan Awards; provided, that, shares of common stock issued under the Plan with respect to an Exempt Award shall not count against such share limit. The number of shares of common stock available for grant and issuance under this Plan will be automatically increased on the first day of each calendar year beginning with the first January 1 following the Effective Date and ending with the last January 1 during the initial ten-year term of the Plan, equal to the lesser of (A) five percent (5%) of the shares of common stock outstanding (on an as-converted basis) on the final day of the immediately preceding calendar year and (B) such lesser number of shares of common stock as determined by the Board.

Under the 2023 Plan as amended by the proposed amendment, no more than 2,000,000 shares of the Company’s common stock shall be issued pursuant to the exercise of incentive stock options.

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New shares reserved for issuance under the 2023 Plan may be authorized but unissued shares of the Company’s common stock or shares of the Company’s common stock that will have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of the Company’s common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of the Company’s common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2023 Plan except that (i) any shares of the Company’s common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options, and (ii) any shares of the Company’s common stock surrendered or withheld as payment of either the exercise price of an award and/or withholding taxes in respect of an award will not again be available for awards under the 2023 Plan. If an award is denominated in shares of the Company’s common stock, but settled in cash, the number of shares of common stock previously subject to the award will again be available for grants under the 2023 Plan. If an award can only be settled in cash, it will not be counted against the total number of shares of common stock available for grant under the 2023 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of the Company’s common stock will no longer be available for grant under the 2023 Plan.

As exhibited by our responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, we believe the stock reserved under the 2023 Plan will provide us with the platform needed for our continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Description of our 2023 Plan, as amended by the proposed amendment

The following is a summary of the material features of the 2023 Plan, as amended by the proposed amendment (the “Amendment). This summary is qualified in its entirety by the full text of the Amendment, a copy of which is attached to this Proxy Statement as Appendix B.

Authorized Shares.

A total of 104,000 shares of our common stock were originally reserved for issuance pursuant to the 2023 Plan. Our Board and stockholders adopted and approved the 2023 Plan on October 23, 2023. On June 10, 2025 (the “Effective Date”), we held our 2025 annual meeting of stockholders, and the shareholders approved to amend our 2023 Omnibus Equity Incentive Plan (as amended, the “2023 Plan”) to increase the number of shares of common stock that may be issued under such plan to 792,602 shares. On August 25, 2025, our Compensation Committee recommended and our Board approved an amendment to our 2023 Plan to increase the number of shares of common stock reserved for issuance thereunder from 792,602 shares to 2,000,000 shares, an increase of 1,207,398 shares. We are seeking shareholder approval to amend our 2023 Plan to increase the number of shares of common stock available for issuance to 2,000,000 shares so that the Company can continue to provide equity-based compensation as approved by our Compensation Committee.

Administration. The 2023 Plan will be administered by the Board, or if the Board does not administer the Amended and Restated 2023 Plan, any committee of the Board or any other committee or subcommittee of the Board that complies with the applicable requirements of Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”), as amended from time to time, and any other applicable legal or stock exchange listing requirements (each of the Board, or such committee or such subcommittee, the “plan administrator”). The plan administrator may interpret the Amended and Restated 2023 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the Amended and Restated 2023 Plan.

The 2023 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including, but not limited to, the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Stock and Restricted Stock Units. Restricted stock and RSUs may be granted under the 2023 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted stock and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted stock and RSUs will be forfeited. Subject to the provisions of the 2023 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

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Unless the applicable award agreement provides otherwise, participants with restricted stock will generally have all of the rights of a stockholder; provided that dividends will only be paid if and when the underlying restricted stock vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted stock or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2023 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Code. A non-statutory stock option under the 2023 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the 2023 Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the plan administrator, incentive stock options may be granted only to our employees, employees of our “parent corporation” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent (10%) shareholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a stockholder with respect to the shares of the Company’s common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Stock Appreciation Rights.

SARs may be granted either alone (a “Free-Standing SAR”) or in conjunction with all or part of any option granted under the 2023 Plan (a “Related Right”). A Free-Standing SAR will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the base price of the Free-Standing SAR (which shall be no less than 100% of the fair market value of the related shares of common stock on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A Related Right will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a share of common stock over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a Free-Standing SAR may not exceed ten years from the date of grant. The exercise period of a Related Right will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a shareholder with respect to the shares of the Company’s common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

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Other Stock-Based Awards. The plan administrator may grant other stock-based awards under the 2023 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other stock-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the plan administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued under the 2023 Plan shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2023 Plan, (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2023 Plan, (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted stock, RSUs and other stock-based awards granted under the 2023 Plan and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2023 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, employment, services or other agreement, if a “change in control” (as defined below) occurs and a participant is employed by, or otherwise providing services to the Company or any of its affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2023 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The plan administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2023 Plan, a “change in control” means, in summary, the occurrence of any of the following events: (i) a person or entity becomes the beneficial owner of more than 50% of our voting power; (ii) an unapproved change in the majority membership of our Board; (iii) a merger or consolidation of us or any of our subsidiaries, other than (A) a merger or consolidation that results in our voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and our Board immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of our voting securities representing more than 50% of our combined voting power; or (iv) shareholder approval of a plan of our complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of substantially all of our assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by our shareholders in substantially the same proportions as their ownership of us immediately prior to such sale or (B) a sale or disposition to an entity controlled by our Board. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which our stockholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of our assets.

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Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2023 Plan, as determined by us. We have the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have us withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. We may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy our withholding obligation with respect to any award.

Amendment and Termination of the 2023 Plan

The 2023 Plan provides our Board with authority to amend, alter or terminate the 2023 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law. The 2023 Plan will terminate on the tenth anniversary of the Effective Date (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If the Company is required to prepare a financial restatement due to the Company’s material non-compliance with any financial reporting requirement under the securities law, then the plan administrator may require any Section 10D-1(d) of the Exchange Act “executive officer” to repay or forfeit to us that part of the cash or equity incentive compensation received by that Section 10D-1(d) executive officer during the preceding three completed fiscal years that the plan administrator determines was in excess of the amount that such Section 10D-1(d) executive officer would have received had such cash or equity incentive compensation been calculated based on the restated amounts reported in the restated financial statement. The plan administrator may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each Section 10D-1(d) executive officer (which shall be made irrespective of any fault, misconduct or responsibility of each Section 10D-1(d) executive officer). The amount and form of the incentive compensation to be recouped shall be determined by the plan administrator in its sole and absolute discretion, and calculated on a pre-tax basis.

U.S. Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2023 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options

A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options

In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”). If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an ISO granted under the 2023 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as a nonqualified stock option as discussed above. In general, we will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

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Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of a SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Code. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

In general, the grant of RSUs will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards

With respect to other stock-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

New Plan Benefits

Future grants under the 2023 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2023 Plan will depend on a number of factors, including the fair market value of our common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2023 Plan.

Vote Required

The affirmative vote of a majority of the shares (by voting power) present in person at the Special Meeting or represented by proxy and entitled to vote at the Special Meeting is required to approve the Plan Amendment.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE PLAN AMENDMENT.

18

PROPOSAL 3

APPROVAL OF THE FUTURE OFFERINGS PROPOSAL

Our common stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(d) requires stockholder approval prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction. Nasdaq Marketplace Rule 5635(a) requires stockholder approval prior to such transactions in connection with the issuance of the stock or assets of another company.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization, and may accept consideration in the form of readily marketable securities or assets. We have not determined the particular terms for such prospective offerings. Because we may seek additional capital that triggers the requirements of Rules 5635(a) and 5635(d), we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop in the equity markets.

We are seeking stockholder approval for the potential issuance of shares of our common stock, or securities convertible into our common stock, in one or more capital-raising transactions, or offerings, subject to the following limitations:

●	The total aggregate consideration will not exceed $350,000,000 in cash (or 350 million shares of common stock issued directly or upon a conversion of a convertible security);

●	The maximum discount at which securities (which may consist of shares common stock or securities convertible into common stock, and accompanying warrants for the issuance of additional shares of common stock) will be equivalent to no more than a discount of 90% to the market price of our common stock at the date of issuance;

●	Such offerings will occur, if at all, on or before the date that is 90 days following the date of the Special Meeting; and.

●	Such other terms as our Board shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

The issuance of shares of our common stock, or other securities convertible into shares of our common stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our common stock.

The issuance of shares of common stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Our Board has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than $350 million worth of shares of common stock in the aggregate (or more than 350 million shares of common stock in the aggregate pursuant to the authority requested from stockholders under this proposal (subject to adjustment for any reverse stock split)). It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our common stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings will be until they are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $350 million and the maximum number of shares of common stock issuable (directly or upon conversion of a convertible security) will not exceed 350 million shares of common stock. If all or part of the offerings is completed, the net proceeds will be used for working capital and general corporate purposes. We currently have no arrangements or understandings regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

Required Vote of Stockholders

The affirmative vote of a majority of the shares (by voting power) present in person at the Special Meeting or represented by proxy and entitled to vote at the Special Meeting is required to approve the Future Offerings Proposal.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE FUTURE OFFERINGS PROPOSAL

19

OTHER MATTERS

We have no knowledge of any other matters that may come before the Special Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the Special Meeting or any adjournment or postponement thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for special meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of special meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the Company’s proxy materials. A single set of Special Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call our Secretary at (732) 889-3111, or submit a request in writing to our Secretary, Tharimmune, Inc., 34 Shrewsbury Ave, Suite 1C, Red Bank, NJ, 07701. Shareholders who currently receive multiple copies of the Special Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

By Order of the Board of Directors

/s/ Vincent LoPriore
Vincent LoPriore
Chairman of the Board of Directors
Dated: , 2025

20

APPENDIX A

CERTIFICATE OF AMENDMENT

to the

CERTIFICATE OF INCORPORATION

of

THARIMMUNE, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

THARIMMUNE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is Tharimmune, Inc. The Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on July 16, 2019, as amended ( the “Certificate of Incorporation”).

SECOND: ARTICLE IV of the Corporation’s Certificate of Incorporation shall be amended and restated in its entirety to read as follows:

“ARTICLE IV

The aggregate number of shares of stock that the corporation shall have authority to issue is [510,000,000-1,010,000,00] of which (i) [500,000,000-1,000,000] shares shall be designated “Common Stock” , par value of $0.0001 and (ii) 10,000,000 shares shall be designated “Preferred Stock” , par value of $0.0001. The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of share of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares of any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of the shares of the series.”

THIRD: The stockholders of the Corporation have duly approved the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the [*] day of [*], 2025.

THARIMMUNE, INC.

By:
Name:	Sireesh Appajosyula
Title:	Chief Executive Officer

A-1

APPENDIX B

FIRST AMENDMENT

TO

THARIMMUNE INC.

AMENDED AND RESTATED

2023 OMNIBUS EQUITY INCENTIVE PLAN

This FIRST AMENDMENT TO THARIMMUNE, INC. AMENDED AND RESTATED 2023 OMNIBUS EQUITY INCENTIVE PLAN (this “Amendment”) of the Tharimmune, Inc. Amended and Restated 2023 Omnibus Equity Incentive Plan (the “Plan”) is made as of the [●] day of August, 2025, by the Board of Directors (the “Board”) of Tharimmune, Inc., a Delaware corporation (the “Company”), pursuant to Section 12 of the Plan. All terms used by not defined herein shall have the meaning set forth in the Plan.

RECITALS

WHEREAS, the Board may amend, alter or terminate the Plan pursuant to Section 12 of the Plan, provided that no such action shall materially impair the rights of a Participant under any Award theretofore granted without such Participant’s consent (the “Amendment Conditions”);

WHEREAS, this Amendment satisfies the Amendment Conditions; and

WHEREAS, this Amendment is being submitted to the stockholders of the Company (the “Stockholders”) having not less than the minimum number of votes that would be necessary to authorize or to take the actions set forth herein and such Stockholders have authorized, ratified, approved, and confirmed this Amendment.

AGREEMENT

NOW, THEREFORE, the Board hereby amends the Plan as follows:

1. Shares Reserved for Issuance Under the Plan. The references to 792,602 shares in Sections 4(a)(i) and 4(c) of the Plan are hereby replaced with 2,000,000.

Miscellaneous.

Amendments. Except as specifically modified herein, the Plan shall remain in full force and effect in accordance with all of the terms and conditions thereof except that the Plan is hereby amended in all other respects, if any, necessary to conform with the intent of the amendments set forth in this Amendment. Upon the effectiveness of this Amendment, each reference in the Plan to “the Plan,” “hereunder,” “herein,” or words of similar import shall mean and be a reference to the Plan as amended by this Amendment.

Severability. Each provision of this Amendment shall be considered severable and if for any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Amendment that are valid, enforceable and illegal.

Governing Law. This Amendment shall be governed in accordance with the laws of Delaware, without giving effect to principles of conflicts of law of New Jersey or any other state.

[Remainder of Page Intentionally Left Blank.]

B-1

THARIMMUNE INC.

PROXY FOR SPECIAL MEETING TO BE HELD ON OCTOBER __, 2025
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sireesh Appajosyula as proxy to represent and to vote all of the shares of common stock of Tharimmune Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Special Meeting of Stockholders to be held on October __, 2025 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In his discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR THE PROPOSALS LISTED BELOW.

This proxy is governed by the laws of the State of Delaware.

IMPORTANT—This Proxy must be signed and dated below.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Tharimmune Inc. to be held at 34 Shrewsbury Ave, Suite 1C, Red Bank, NJ 07701, on October __, 2025, beginning at 9:00 a.m. EDT.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Date: ________________

Signature: ____________________________________

Signature (if jointly held): __________________________

Title: ____

☐ I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future.

EMAIL ADDRESS:____

Voting Instructions

You may vote your proxy in the following ways:

- Via Internet:
  - Login to https://annualgeneralmeetings.com/tharsp2025
  - Enter your control number (12 digit number located below)

- Via Mail:

Pacific Stock Transfer Company
6725 Via Austi Parkway
Suite 300
Las Vegas, Nevada 89119

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m. EDT time, on October __, 2025.